EXHIBIT B-2



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                       GREAT PLAINS ENERGY
                      SERVICES INCORPORATED

                        SERVICE AGREEMENT
                           PROCEDURES

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                          _______, 2002

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INTRODUCTION

Great Plains Energy Services Incorporated ("GPES") will provide a variety of administrative, management and support services to Great Plains Energy Incorporated ("GPE") and other GPE system companies and business units (Client Companies). GPES will be subject to the rules and regulations of the Securities and Exchange Commission (SEC) pursuant to the Public Utility Holding Company Act of 1935 (PUHCA), and in particular, to Section 13 thereof.

SERVICE AGREEMENTS AND SERVICE REQUESTS

GPES will enter into a Service Agreement with a Client Company that is substantially similar to the Service Agreement attached hereto as Exhibit A. The Service Agreement will set forth in general terms the services to be performed by GPES directly or indirectly for a Client Company. GPES and each Client Company will prepare work orders, in the form of Service Requests, to specify the services to be performed by GPES for a Client Company. A sample Service Request is attached hereto as Exhibit
B. Additional documentation of work to be performed pursuant to Service Requests may be used by the parties.

The purpose of the Service Request is to establish service expectations between GPES and each Client Company. Each Service Request will be reviewed and agreed upon on an as needed basis by authorized representatives of GPES and each Client Company. In conjunction with this review of Service Requests, the allocation methods and ratios presented in Service Agreement Appendices A and B shall be reviewed and agreed upon by the parties.

Each Service Request is approved by the individual(s) authorized to represent GPES and the Client Company related to the services to be provided.

ACCOUNTING PROCEDURES

GPES will maintain a process which allows it to accumulate costs in Project IDs. Where possible, these costs will be charged out to Client Companies using direct charging methodologies, including time and materials. Project IDs collect resource costs for services and activities described in the Service Request. This process supports the philosophy of billing costs to the Client Company on an appropriate basis. GPES will use this process to maintain accounting systems to record all of its costs.

Costs will be billed to Client Companies as work is performed and costs are incurred. The GPES Accounting Division is responsible for ensuring that all of the billing methodologies are consistent with the Service Agreement approved by the SEC.

DIRECT COSTS are defined as those that can be identified as being applicable to services performed for a single Client Company or group of Client Companies. Direct costs include the fully distributed cost of providing that particular service. The fully distributed costs include labor costs, labor related costs (such as pensions and benefit costs, and facility costs), IT costs, outside services where applicable, back office support costs of running GPES, and other non-labor costs

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such as materials and supplies.  Direct Costs will be charged to the Client Company or Client Companies responsible for the activity.

INDIRECT COSTS include those costs of a general nature such as general services, and other support costs which cannot be specifically identified to a client company or companies or to a specific service and therefore must be allocated. An example of Indirect Costs is Corporate Services, which consists of, for example, functions such as corporate finance, corporate secretary, internal audits, investor relations, external
reporting and corporate communications.   The allocation to
Client Companies will be based on factors identified in Appendix B attached to the Service Agreement.

SERVICES AND SERVICE REQUESTS

Initially, GPES and the Client Companies will have the responsibility to determine which services will be provided by GPES, except for Corporate Services (as defined in the Service Agreement), which shall be provided by the Service Company and cannot be declined by the Client Companies. Thereafter, Client Companies will have the responsibility to request new or additional services from GPES.

Services provided will be reviewed on an as needed basis by GPES and Client Companies. Service Requests will be prepared for on-going or special services which benefit one or more Client Companies. Examples of on-going services are payroll processing and IT desktop support. Examples of special services include requests to prepare FERC Form 1 schedules, projects and special studies and analyses. Service Requests will be approved by the individual(s) authorized to represent GPES and each Client Company in accordance with applicable policies and procedures. In all cases, the authorized approvers representing GPES and the Client Company will be different individuals.

Each Service Request will contain one or more Project IDs which will be used to accumulate the costs to the Service Company of providing the services under the Service Request. A new Service Request will be executed by Service Company and Client in the event a new service category is added to Appendix A of the Service Agreement (subject, however, to the provisions of Section
1.1 of the Service Agreement). A new Service Request, establishing new or different Project IDs, may be also appropriate for a project or activity falling within the categories of services contained in Appendix A. However, the cost of the activity or project may be able to be captured in an existing Service Request. The following items, among others, may be considered in determining the need for a new Service Request:

  1. No existing Service Request uses a billing methodology that is appropriate for the activity or project.
  2. No existing Service Request distributes costs to GPE, the desired Client Company or affiliates for the activity or project.
  3. The total estimated annual cost of the activity or project is greater than $100,000.
  4. There is a regulatory or corporate requirement to allocate or accumulate costs in a specific manner for an activity or project.

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SERVICE REQUEST MONITORING AND CONTROL

GPES Accounting Division is responsible for reviewing, monitoring and maintaining the Service Request system. GPES Accounting
Division will also authorize new Service Requests.

ALLOCATION FACTORS UPDATE AND REVISIONS

Allocation factors will be based on cost drivers specifically applicable to the service provided.
GPES Accounting Division will have the primary responsibility for ensuring that allocation factors are correct, accurate and current. Allocation factors utilized by GPES must be approved by the SEC.

GPES Accounting Division will be responsible for evaluating new allocation methodologies and will coordinate SEC approval efforts with the Legal Department. Changes to allocations require advance written notice to the SEC of not less than 60 days prior to the proposed effective date of the change. If a formula is used to allocate costs, then changes to the formula require advance notice to the SEC as described. Updates to variables in the formula do not require SEC notification.

A list of current allocations will be filed annually with the SEC on Form U-13-60.

TIME REPORTING

All GPES employees, including executives, shall keep, within reasonable cost, time records supporting labor charged to separately identifiable goods and services performed for Client
Companies.

Employees will record time daily in a minimum of half-hour increments. The employee's supervisor or authorized delegate will review and approve time reports. Time records will be maintained in accordance with record retention requirements set forth in 17 CFR 257, but in any event, will be maintained for at least six years.

BILLING AND REVIEW

GPES shall prepare a monthly invoice detailing the work performed by Service Request for each Client Company. Payment shall be made by the Client Company by making remittance or by making (offsetting) accounting entries of the amount billed. Payment term (or appropriate offsetting accounting entries) is thirty days of receipt.

DISPUTE RESOLUTION PROCEDURE

In the event there is a dispute between the Client Company and GPES regarding a billing methodology and/or amount, GPES Accounting Division and representatives of the Client Company will meet to discuss the issue. If a resolution cannot be reached among the parties, the issue will be referred to the GPE Advisory Committee for final disposition.

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INTERNAL AUDIT CONTROL

Audit Services, under the direction of the Senior Vice President
- Corporate Services, will conduct periodic reviews of GPES's business processes and systems to ensure that the services provided are properly documented and charged to the Client Companies on an appropriate basis. Reviews shall be performed such that all major service areas are evaluated over time. Audit Services will also conduct reviews of transactions and Service Request charge methods to assess whether they comply with SEC requirements.

Audit Services maintains an independent role and has direct contact to GPE's Audit Committee. Audit findings, recommendations and progress toward resolution of findings are reported to the Audit Committee and senior management as appropriate.

BUDGETING

After the transition phase, budgeting for GPES will be a joint effort between it and other Client Companies. Renewal / revision of Service Requests for the upcoming budget period will provide the basis for preparing budgets.

EVALUATION

GPES will review its costs for competitiveness on a regular basis. Benchmarking and other measurement techniques will be used to the extent deemed appropriate and agreed-to between GPES and Client Companies. Additionally, GPES will also initiate a customer review process to gauge the value and quality of the services provided. Results will be shared with the Client Companies to allow them to evaluate cost effectiveness and assess alternate options.

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                            EXHIBIT A

                        SERVICE AGREEMENT


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                            EXHIBIT B

                    SERVICE REQUEST NO.______

  BETWEEN GREAT PLAINS ENERGY SERVICES INCORPORATED AND [CLIENT
                            COMPANY]

_________________________________________________________________



GENERAL INFORMATION

     PURPOSE

     TERM OF SERVICE

     SCOPE OF SERVICES


     SERVICE RESPONSIBILITY MATRIX

(beginning of box table)
SERVICES, TASKS

_________________________________   _______    _____
(end of box table)


     SERVICE COSTING SCHEDULE

(beginning of box table)
SERVICE/TRANSACTION    ALLOCATION FACTOR(S)

___________________    ____________________
(end of box table)


     BILLING TABLE:
(beginning of box table)
SERVICE/TRANSACTION                 ESTIMATED MONTHLY BILLING
___________________                 _________________________
(end of box table)


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(beginning of box table)
SIGNATURES __________________________________________________

Great Plains Energy Services     Name (Client)
Incorporated                     Title



___________________  ______      ___________________  ______
Signature             Date       Signature             Date

___________________              ___________________
Name                             Name

___________________              ___________________
Title                            Title
(end of box table)

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